UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 20, 2009

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation)

4440 Rosewood Drive, Pleasanton, California, 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROSS STORES, INC.	4440 Rosewood Drive, Pleasanton, California 94588-3050	(925) 965-4400

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 20, 2009, Mr. Gregory L. Quesnel was appointed as a member of the Board of Directors of Ross Stores, Inc. (the “Company”), with an initial term expiring at the Company’s 2010 Annual Stockholders Meeting. Mr. Quesnel is an independent director under the listing standards of the Marketplace Rules of the Nasdaq Stock Market.

Mr. Quesnel will receive cash compensation and will be granted restricted stock for his services on the Board of Directors and any applicable committees, in accordance with the Company’s standard fee arrangements and restricted stock grant formula for non-employee directors.

A copy of the press release announcing Mr. Quesnel’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	May 21, 2009 Press Release by Ross Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2009

ROSS STORES, INC.
Registrant

By:	/s/ M. LeHocky
Mark LeHocky
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
No.	Description
99.1	May 21, 2009 Press Release by Ross Stores, Inc.